UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2005

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

66 Field Point Road, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-629-3722

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02 (b) and (c)

SENIOR MANAGEMENT APPOINTMENTS

Effective May 2, 2005, Genesee & Wyoming Inc. (the "Company") made several changes in its corporate management structure. In particular:

• John C. Hellmann, 34, who had previously been the Company’s Chief Financial Officer, has been named President of the Company. Mr. Hellmann had been the Company’s Chief Financial Officer since January 2000. Prior to joining the Company, Mr. Hellmann was an investment banker at Lehman Brothers Inc. in the Emerging Communications Group and at Schroder & Co. Inc. in the Transportation Group. Mr. Hellmann has also worked for Weyerhaeuser Company in Japan and mainland China. Mr. Hellmann received an A.B. from Princeton University, an M.B.A. from The Wharton School, and an M.A. from The Johns Hopkins University School of Advanced International Studies. Mr. Hellmann is a director of Heating Oil Partners Income Fund, as is Mr. Young, one of the Company’s directors.

• Timothy J. Gallagher, 42, has been named Chief Financial Officer of the Company. Mr. Gallagher was previously Senior Vice President and Treasurer of Level 3 Communications, a leading next generation telecommunications provider. Prior to that, Mr. Gallagher held a number of senior financial positions over a nearly five year period at WilTel Communications, also a leading next generation telecommunications provider, and over an eight year period at BP Amoco Corporation. Mr. Gallagher has a BSE from Princeton University, an MBA from The Wharton School of the University of Pennsylvania and an MS in Financial Mathematics from the University of Chicago.

• Charles N. Marshall, 63, who had previously been the Company’s President and Chief Operating Officer, has been named Vice Chairman of the Company. Mr. Marshall had been our President and Chief Operating Officer since October 1997. He has 44 years of railroad industry experience with Consolidated Rail Corporation "Conrail," Southern Railway and the Chessie System Railroads. He was Senior Vice President-Development when he left Conrail in 1995 and also served as Senior Vice President-Marketing & Sales and in positions in legal, public and government affairs. Immediately prior to joining us in 1997, Mr. Marshall worked as a consultant to short line and regional railroads, including our railroads, specializing in developing acquisition opportunities within and outside the United States. Mr. Marshall served as one of our directors from July to October 1997, when he resigned in accordance with our policy that all directors other than the Chairman and Chief Executive Officer be non-employees.

• James W. Benz, 56, has been named Chief Operating Officer of the Company. Mr. Benz has been President of the Company's Rail Link subsidiary for the past seven years. He founded Rail Link in 1987, which was subsequently acquired by the Company in 1996, and he has built the business into one of the Company’s largest operating units. His 33 years of railroad industry experience have included positions with the Seaboard Coast Line and CSX Transportation. Mr. Benz is a graduate of the University of Tennessee. Ms. Murray Cook Benz is the Vice President, Sales & Marketing for Rail Link and Mr. Benz’s spouse. For 2004, Ms. Benz received approximately $140,000 as aggregate cash compensation and 1,000 options.

RELATED COMPENSATION MATTERS

Mr. Gallagher

The Compensation Committee (the "Committee") of the Board of Directors of the Company approved the key terms of the compensation arrangement for Mr. Gallagher (the "Executive"), who will be employed on an "at will" basis, terminable at any time. Executive’s base salary is $280,000 annually, with adjustments subject to the review and approval of the Compensation Committee of the Company. The Executive’s target annual incentive cash bonus (the "Bonus") would be 50% of base salary, with actual Bonus payments to be based on achievement of Genesee Value Added ("GVA") performance targets (85% of such Bonus based on GVA financial performance and 15% of such Bonus based on GVA safety performance). For the year ending December 31, 2005, Executive’s Bonus payment will be paid as if the Executive was employed as of January 1, 2005. Executive will be entitled to receive $100,000 within 30 days of the date of the commencement of his employment, which represents a guaranteed minimum amount of the Executive’s Bonus for 2005, and the Executive will be entitled to receive the remaining portion of his Bonus, which is targeted at $40,000, based on the Company’s 2004 results compared against GVA performance targets. If the Executive is no longer an employee of the Company as of December 31, 2005, then in addition to any other amounts owed, the Executive will also be liable to the Company for $100,000, which must be paid by June 30, 2006. All Bonus payments are contingent upon the Executive’s continued employment with the Company throughout the year for which the Bonus was earned.

Within 30 days of the date of the commencement of his employment, the Compensation Committee will award the Executive a grant of options and restricted stock under the Company’s 2004 Omnibus Incentive Plan ("Omnibus Plan") with a fair market value equivalent to $300,000 on the date of the grant. The Compensation Committee will value options using the Black-Scholes Model in consultation with independent consultants and will determine the relative proportion of options and restricted stock to award the Executive. The terms of the option awards and restricted stock awards will be the same as the forms of equity awards under the Omnibus Plan previously filed as exhibits. The Executive will also enter into a severance agreement (the "Severance Agreement") with the Company which provides that upon termination of his employment within three years after a "Change in Control" (as defined in the Severance Agreement), unless the Company initiated such termination due to his illness, injury or incapacity for a period of six consecutive months or for "Cause" (as defined in the Severance Agreement), the Executive will receive a cash amount equal to three times the average annual compensation the Company paid him during the immediately preceding five years. The Severance Agreement provides for reduction of the amounts paid pursuant thereto to the extent that such amounts would otherwise be non-deductible to the Company under Section 280G of the Internal Revenue Code. The Severance Agreement does not require the Company to pay the Executive a set salary or pay a salary for a set period of time during his term of employment. The terms of the Severance Agreement will be the same as the form of Severance Agreement previously filed as an exhibit.

Others

At this time, the Compensation Committee has not approved any other changes to the compensation arrangements of any to the above mentioned individuals.

The following Press Release, filed as Exhibit 99.1, and the information set forth therein is furnished under this item. The Press Release was issued by the Company on May 2, 2005, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

May 4, 2005	By:	Adam B. Frankel

Name: Adam B. Frankel
Title: SVP, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release: Genesee & Wyoming Inc. Announces Senior Management Appointments